SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment 2
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	March 28, 2001

Date of Earliest Event Reported	March 01, 2001

Expressions Graphics, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Nevada
(State of Organization)

88-0448389
(I.R.S. Employer Identification No.)

Commission File Number 333-38976

101 Convention Center Drive, Suite 700
Las Vegas, NV 89109
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code) (888) 809-3446

(Former Name and Address of Registrant)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT.
None

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.
None

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP.
None

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Expressions Graphics, Inc. has elected to remain with their current auditing accountant, who has changed accounting firms. The company is pleased with his past services and feels the auditing accountant’s familiarity with the company’s activities from inception merits the transition to the new firm.

The new firm is:

Stonefield Josephson, Inc.
1620 26th St., Suite 400 south
Santa Monica, CA 90404

The Board of Directors approved the change in accounting firm as of March 1, 2001. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

Expressions Graphics, Inc. has never had nor anticipates having, nor had during the two most recent fiscal year or any subsequent interim period preceding the date of the change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or accounting principles.

The going concern opinion issued by the former accountants was based upon the company having “no established source of revenue”.

ITEM 5.	OTHER EVENTS.

None

ITEM 6.	RESIGNATION OF REGISTRANT’S DIRECTORS.
None.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.
None.

ITEM 8.	CHANGE IN FISCAL YEAR.
None.

ITEM 9.	SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.
None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Expressions Graphics, Inc.

/s/ Frank Dreschler
__________________________
By: Frank Dreschler
Vice President, Secretary and Director

Date: November 13, 2001